As filed with the Securities and Exchange Commission on January 24, 2011

Registration No. 333-167271

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 8

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NIELSEN HOLDINGS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	7374	98-0662038
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

James W. Cuminale, Esq.

Nielsen Holdings N.V.

770 Broadway

New York, New York 10003

(646) 654-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph H. Kaufman, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000	William M. Hartnett, Esq. William J. Miller, Esq. Douglas S. Horowitz, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 (212) 701-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value €0.07 per share	82,142,858	$22.00	$1,807,142,876	$132,530(3)
% Mandatory Convertible Subordinated Bonds due , 2013(4)	5,750,000	$50.00	$ 287,500,000	$20,498(3)
Common Stock, par value €0.07 per share(5)	1,904,762	$22.00	$41,904,764	$3,074(3)

(1)	Includes shares to be sold upon exercise of the underwriters’ option. See “Underwriting.”
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)	Previously Paid.
(4)	In accordance with Rule 457(i) under the Securities Act, this registration statement also registers the shares of our common stock that are initially issuable upon conversion of the % Mandatory Convertible Subordinated Bonds due , 2013 registered hereby. The number of shares of our common stock issuable upon such conversion is subject to adjustment upon the occurrence of certain events described herein and will vary based on the public offering price of the common stock registered hereby. Pursuant to Rule 416 under the Securities Act, the number of shares of our common stock to be registered includes an indeterminable number of shares of common stock that may become issuable upon conversion of the % Mandatory Convertible Subordinated Bonds due , 2013 as a result of such adjustments.
(5)	Represents common stock that may be issued with respect to deferred interest upon conversion of the % Mandatory Convertible Subordinated Bonds in accordance with the terms thereof.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE:

This Amendment No. 8 to the Registration Statement on Form S-1 is being filed solely for the purpose of filing Exhibits 5.1 and 5.2.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable solely by the Registrant in connection with the offer and sale of the securities being registered. All amounts are estimates except the registration fee.

SEC registration fee	$156,102
FINRA filing fee	75,500
Exchange listing fee	250,000
Blue Sky fees and expenses	10,000
Transfer agent’s fee	3,500
Printing and engraving expenses	550,000
Legal fees and expenses	3,500,000
Accounting fees and expenses	1,000,000
Miscellaneous	4,454,898

Total	10,000,000

Item 14.	Indemnification of Directors and Officers.

Unless prohibited by law in a particular circumstance, upon our Conversion, our articles of association will require us to reimburse the officers and members of the board of directors and the former officers and members of the board of directors for damages and various costs and expenses related to claims brought against them in connection with the exercise of their duties. However, the Company will not be obligated to provide indemnification (i) if a Dutch court has established in a final and conclusive decision that the act or failure to act of the person concerned may be characterized as willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct, unless Dutch law provides otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness, (ii) for any action initiated by the indemnitee, other than actions brought to establish a right to indemnification or the advancement of expenses or actions authorized by the board of directors or (iii) for any expenses incurred by an indemnitee with respect to any action instituted by the indemnitee to interpret the indemnification provisions, unless the indemnitee is successful or the court finds that indemnitee is entitled to indemnification. We may enter into indemnification agreements with the members of the board of directors and our officers to provide for further details on these matters. We expect to purchase directors’ and officers’ liability insurance for the members of the board of directors and certain other officers.

At present, there is no pending litigation or proceeding involving any member of the board of directors, officer, employee or agent where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Insofar as indemnification of liabilities arising under the Securities Act 1933, as amended, may be permitted to members of the board of directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act 1933, as amended, and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities.

Equity Securities

During the year ended December 31, 2007, we issued and sold to certain of our employees 3,360,334 shares of common stock for an aggregate purchase price of $53,565,340. We also granted to certain employees (i) 62,500 restricted stock units and (ii) options to purchase 11,172,454 million shares of common stock under our 2006 Stock Acquisition and Option Plan. The exercise prices for these options ranged from $2.10 to $32 per share. These securities were issued without registration in reliance on the exemptions afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 701 promulgated thereunder.

During the year ended December 31, 2008, we issued and sold to certain of our employees 611,948 shares of common stock for an aggregate purchase price of $10,425,298. We also granted to certain employees options to purchase 1,962,757 shares of common stock under our 2006 Stock Acquisition and Option Plan. The exercise prices for these options ranged from $4.40 to $35.20 per share. These securities were issued without registration in reliance on the exemptions afforded by Section 4(2) of the Securities Act and Rule 701 promulgated thereunder.

During the year ended December 31, 2009, we issued and sold to certain of our employees 660,948 shares of common stock for an aggregate purchase price of $10,575,160. We also granted to certain of our employees (i) 62,500 restricted stock units for and (ii) options to purchase 1,109,306 shares of common stock under our 2006 Stock Acquisition and Option Plan. The exercise prices for these options ranged from $16 to $35.20 per share. These securities were issued without registration in reliance on the exemptions afforded by Section 4(2) of the Securities Act and Rule 701 promulgated thereunder.

In June 2009, we granted 218,750 time-based stock options to affiliates of Centerview Partners (“Centerview”), one of our sponsors, in connection with one of Centerview’s partners being elected Chairman of the Supervisory Board of The Nielsen Company B.V. As of December 31, 2009, Centerview collectively holds 312,500 performance-based options and 218,750 time-based options to purchase shares in Valcon. The exercise price for these options is $16 per share. These securities were issued without registration in reliance on the exemption afforded by Section 4(2) of the Securities Act.

During the nine months ended September 30, 2010, we issued to certain employees 166,105 shares of common stock and 422,671 restricted stock units for an aggregate amount of $10,833,484. We also granted to certain of our employees options to purchase 1,073,613 shares of common stock under our 2006 Stock Acquisition and Option Plan. The exercise price for these options is $18.40 per share. These options were issued without registration in reliance on the exemptions afforded by Section 4(2) of the Securities Act and Rule 701 promulgated thereunder.

On August 30, 2010, we effectuated a reverse stock split whereby each one and six tenths (1.6) issued and outstanding share of common stock, par value €0.04 per share, was converted into one (1.0) share of common stock, par value €0.07 per share. The reverse stock split is reflected in all share numbers above.

Debt Securities

On November 9, 2010, Nielsen Finance LLC and Nielsen Finance Co., subsidiaries wholly owned by us, issued $330 million aggregate principal amount of 7.75% Senior Notes due 2018 at a price of 103% of their face value resulting in approximately $340 million of gross proceeds, which will be used to redeem $120 million in aggregate principal amount of 10% Senior Notes due 2014 and €150 million aggregate principal amount of 9% Senior Notes due 2014. The initial purchaser for the senior notes issued on November 9, 2010 was J.P. Morgan Securities LLC.

On October 12, 2010, Nielsen Finance LLC and Nielsen Finance Co. issued $750 million aggregate principal amount of 7.75% Senior Notes due 2018 at a price of 99.267% of their face value resulting in approximately $745 million of gross proceeds, which were used to redeem $750 million in aggregate principal amount of 10% Senior Notes due 2014. The initial purchasers for the senior notes issued on October 12, 2010 were Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated.

On May 1, 2009, Nielsen Finance LLC and Nielsen Finance Co. issued $500 million aggregate principal amount of 11.5% Senior Notes due 2016 at a price of 92.173% of their face value resulting in approximately $452 million of gross proceeds, which were used for general corporate purposes. The initial purchasers for the senior notes issued on May 1, 2009 were J.P. Morgan Securities Inc. (now known as J.P. Morgan Securities LLC), Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated.

On January 27, 2009, Nielsen Finance LLC and Nielsen Finance Co. issued $330 million in aggregate principal amount of 11.625% Senior Notes due 2014 at a price of 90% of their face value resulting in approximately $290 million of gross proceeds, which were used for general corporate purposes. The initial purchasers for the senior notes issued on January 27, 2009 were J.P. Morgan Securities Inc. (now known as J.P. Morgan Securities LLC), Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co.

On April 16, 2008, Nielsen Finance LLC and Nielsen Finance Co. issued $220 million aggregate principal amount of 10% Senior Notes due 2014 at varying prices determined at the time of sale resulting in approximately $212 million of gross proceeds, which were used to finance the acquisition of IAG Research, Inc. The initial purchaser for the senior notes issued on April 16, 2008 was J.P. Morgan Securities Inc. (now known as J.P. Morgan Securities LLC).

Each of the above offerings of debt securities was offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act or to non-U.S. investors outside the United States in compliance with Regulation S of the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index immediately following the signature page hereto, which is incorporated by reference as if fully set forth herein.

(b) Financial Statement Schedules

All schedules are omitted because the required information is either not present, not present in material amounts or presented within the consolidated financial statements included in the prospectus that is part of this registration statement.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on January 24, 2011.

Nielsen Holdings N.V.

By:	*
Name:	Brian J. West
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on January 24, 2011.

Signature	Title

* David L. Calhoun	Chief Executive Officer (Principal Executive Officer)

* Brian J. West	Chief Financial Officer (Principal Financial Officer)

* Jeffrey R. Charlton	Corporate Controller (Principal Accounting Officer)

* Michael S. Chae	Director

* Alexander Navab	Director

* Scott A. Schoen	Director

* Patrick J. Healy	Director

* James A. Attwood, Jr.	Director

* Marcel Rutte	Director

Signature	Title

* AlpInvest Partners 2006 B.V. (By AlpInvest Partners N.V., its managing director, by P.F.F. de van der Schueren, its representative)	Director
* AlpInvest Partners 2006 B.V. (By AlpInvest Partners N.V., its managing director, by E.M.J. Thyssen, its director)

*By:	/S/ JAMES W. CUMINALE
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement relating to the common stock

1.2	Form of Underwriting Agreement relating to the Mandatory Convertible Subordinated Bonds

3.1	Deed of Incorporation of Nielsen Holdings N.V. (formerly Valcon Acquisition Holding B.V.)

3.2	Form of Amended and Restated Articles of Association of Nielsen Holdings N.V. (unofficial English translation)

4.1(a)	Credit Agreement, dated as of August 9, 2006, among Nielsen Finance LLC, as a U.S. Borrower, VNU, Inc., as a U.S. Borrower, VNU Holding and Finance B.V., as Dutch Borrower, the Guarantors party thereto from time to time, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, ABN AMRO Bank N.V., as Swing Line Lender, the other Lenders party thereto from time to time, Deutsche Bank Securities Inc., as Syndication Agent, and JPMorgan Chase Bank, N.A., ABN AMRO Bank N.V. and ING Bank N.V., as Co-Documentation Agents

4.1(b)	Security Agreement, dated as of August 9, 2006, among Nielsen Finance LLC, the other Grantors identified therein and Citibank, N.A. as Collateral Agent

4.1(c)	Intellectual Property Security Agreement, dated as of August 9, 2006, among Nielsen Finance LLC, the other Grantors identified therein and Citibank, N.A. as Collateral Agent

4.1(d)	Amendment No. 1, dated as of January 22, 2007, to the Credit Agreement, dated as of August 9, 2006, among Nielsen Finance LLC, as a U.S. Borrower, The Nielsen Company (US), Inc., as a U.S. Borrower, VNU Holding and Finance B.V., as Dutch Borrower, the Guarantors party thereto from time to time, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, ABN AMRO Bank N.V., as Swing Line Lender, the other Lenders party thereto from time to time, Deutsche Bank Securities Inc., as Syndication Agent, and JPMorgan Chase Bank, N.A., ABN AMRO Bank N.V. and ING Bank N.V., as Co-Documentation Agents (incorporated herein by reference to Exhibit 4.1(d) to Amendment No. 2 to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on July 12, 2007 (File No. 333-142546))

4.1(e)	Amendment No. 2, dated as of August 9, 2007, to the Credit Agreement, dated as of August 9, 2006, among Nielsen Finance LLC, as a U.S. Borrower, The Nielsen Company (US), Inc., as a U.S. Borrower, VNU Holding and Finance B.V., as Dutch Borrower, the Guarantors thereto from time to time, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, ABN AMRO Bank N.V., as Swing Line Lender, the other Lenders party thereto from time to time, Deutsche Bank Securities Inc., as Syndication Agent, and JPMorgan Chase Bank, N.A., ABN AMRO Bank N.V. and ING Bank N.V., as Co-Documentation Agents (incorporated herein by reference to Exhibit 10.1 to the Form 8-K of The Nielsen Company B.V. filed on August 14, 2007 (File No. 333-142546))

4.1(f)	Amendment Agreement, dated as of June 16, 2009, to the Credit Agreement, dated as of August 9, 2006, among Nielsen Finance LLC, as a U.S. Borrower, The Nielsen Company (US), Inc., as a U.S. Borrower, VNU Holding and Finance B.V., as Dutch Borrower, the Guarantors thereto from time to time, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, ABN AMRO Bank N.V., as Swing Line Lender, the other Lenders party thereto from time to time, Deutsche Bank Securities Inc., as Syndication Agent, and JPMorgan Chase Bank, N.A., ABN AMRO Bank N.V. and ING Bank N.V., as Co-Documentation Agents (incorporated herein by reference to Exhibit 4.1(a) to the Form 8-K/A of The Nielsen Company B.V. filed on June 26, 2009 (File No. 333-142546))

Exhibit No.	Description

4.1(g)	Senior Secured Loan Agreement, dated June 8, 2009, by and among Nielsen Finance LLC, the Guarantors party thereto from time to time, Goldman Sachs Lending Partners LLC and the other Lenders party thereto from time to time

4.1(h)	Amended and Restated Credit Agreement, dated August 9, 2006 and amended and restated as of June 23, 2009, among Nielsen Finance LLC, as a U.S. Borrower, TNC (US) Holdings Inc., as a U.S. Borrower, Nielsen Holding and Finance B.V., as Dutch Borrower, the Guarantors party thereto from time to time, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, ABN AMRO Bank N.V., as Swing Line Lender, the other Lenders party thereto from time to time, Deutsche Bank Securities Inc., as Syndication Agent and JPMorgan Chase Bank, N.A., ABN AMRO Bank N.V. and ING Bank N.V., as Co-Documentation Agents

4.1(i)	First Lien Intercreditor Agreement, dated as of June 23, 2009, among Citibank, N.A., as Collateral Agent and Authorized Representative under the Credit Agreement, Goldman Sachs Lending Partners LLC, as the Initial Additional Authorized Representative, and each additional Authorized Representative from time to time party thereto (incorporated herein by reference to Exhibit 4.1(c) to the Form 8-K/A of The Nielsen Company B.V. filed on June 26, 2009 (File No. 333-142546))

4.1(j)	Amended and Restated Security Agreement, dated as of August 9, 2006 and amended and restated as of June 23, 2009, among Nielsen Finance LLC, the other Grantors identified therein, and Citibank, N.A., as Collateral Agent

4.1(k)	Amendment No. 1, dated as of August 13, 2010, to the Amended and Restated Credit Agreement, dated August 9, 2006 and amended and restated as of June 23, 2009, among Nielsen Finance LLC, as a U.S. Borrower, TNC (US) Holdings Inc., as a U.S. Borrower, Nielsen Holding and Finance B.V., as Dutch Borrower, the Guarantors party thereto from time to time, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, ABN AMRO Bank N.V., as Swing Line Lender, the other Lenders party thereto from time to time, Deutsche Bank Securities Inc., as Syndication Agent and JPMorgan Chase Bank, N.A., ABN AMRO Bank N.V. and ING Bank N.V., as Co-Documentation Agents (incorporated herein by reference to Exhibit 4.1 to the Form 8-K of The Nielsen Company B.V. filed on August 16, 2010 (File No. 333-142546))

4.2	Indenture, dated as of August 9, 2006, between VNU Group B.V. and Law Debenture Trust Company of New York, as Trustee, for the 11 1/8% Senior Notes due 2016 (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on May 2, 2007 (File No. 333-142546))

4.3(a)	Indenture, dated as of August 9, 2006, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors named on the signature pages thereto and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.4(a) to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on May 2, 2007 (File No. 333-142546))

4.3(b)	First Supplemental Indenture, dated as of October 16, 2006, among Radio and Records, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.4(b) to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on May 2, 2007 (File No. 333-142546))

4.3(c)	Second Supplemental Indenture, dated as of August 15, 2007, among NetRatings, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.2 to the Form 10-Q of The Nielsen Company B.V. filed on November 14, 2007 (File No. 333-142546))

Exhibit No.	Description

4.3(d)	Third Supplemental Indenture, dated as of August 15, 2007, among Telephia, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.4 to the Form 10-Q of The Nielsen Company B.V. filed on November 14, 2007 (File No. 333-142546))

4.3(e)	Fourth Supplemental Indenture, dated as of November 28, 2007, among Nielsen Business Media Holding Company, an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.4(e) to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on June 4, 2008 (File No. 333-151408-28))

4.3(f)	Fifth Supplemental Indenture, dated as of April 9, 2008, among Audience Analytics, L.L.C., Cannon Holdings, L.L.C., both affiliates of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.4(f) to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on June 4, 2008 (File No. 333-151408-28))

4.3(g)	Sixth Supplemental Indenture, dated as of April 16, 2008, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors named in the Indenture thereto and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.1(a) to the Form 8-K of The Nielsen Company B.V. filed on April 21, 2008 (File No. 333-142546))

4.3(h)	Seventh Supplemental Indenture, dated as of July 15, 2008, among Nielsen IAG, Inc. an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.4 to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended September 30, 2008 (File No. 333-142546))

4.3(i)	Eighth Supplemental Indenture, dated as of July 15, 2008, among RewardTV, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.6 to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended September 30, 2008 (File No. 333-142546))

4.3(j)	Ninth Supplemental Indenture, dated as of September 24, 2008, among ACNeilsen eRatings.com, an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.8 to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended September 30, 2008 (File No. 333-142546))

4.3(k)	Tenth Supplemental Indenture, dated as of February 13, 2009, among AGB Nielsen Media Research B.V., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.4(k) to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended March 31, 2009 (File No. 333-142546))

Exhibit No.	Description

4.3(l)	Eleventh Supplemental Indenture, dated as of May 21, 2009, among The Cambridge Group, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co. and Law Debenture Trust Company of New York, as Trustee, for U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.6(l) to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended June 30, 2009 (File No. 333-142546))

4.4(a)	Indenture, dated as of August 9, 2006, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors named on the signature pages thereto and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes due 2016 (incorporated herein by reference to Exhibit 4.6(a) to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on May 2, 2007 (File No. 333-142546))

4.4(b)	First Supplemental Indenture, dated as of October 16, 2006, among Radio and Records, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes due 2016 (incorporated herein by reference to Exhibit 4.6(b) to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on May 2, 2007 (File No. 333-142546))

4.4(c)	Second Supplemental Indenture, dated as of August 15, 2007, among NetRatings, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes due 2016 (incorporated herein by reference to Exhibit 4.3 to the Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended September 30, 2007 (File No. 333- 142546))

4.4(d)	Third Supplemental Indenture, dated as of August 15, 2007, among Telephia, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes due 2016 (incorporated herein by reference to Exhibit 4.5 to the Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended September 30, 2007 (File No. 333- 142546))

4.4(e)	Fourth Supplemental Indenture, dated as of November 28, 2007, among Nielsen Business Media Holding Company, an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes due 2016 (incorporated herein by reference to Exhibit 4.1 to the Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended March 31, 2008 (File No. 333-142546))

4.4(f)	Fifth Supplemental Indenture, dated as of April 9, 2008, among Audience Analytics, L.L.C., Cannon Holdings, L.L.C., both affiliates of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes due 2016 (incorporated herein by reference to Exhibit 4.2 to the Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended March 31, 2008 (File No. 333-142546))

4.4(g)	Sixth Supplemental Indenture, dated as of July 15, 2008, among Nielsen IAG, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes due 2016 (incorporated herein by reference to Exhibit 4.3 to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended September 30, 2008 (File No. 333-142546))

4.4(h)	Seventh Supplemental Indenture, dated as of July 15, 2008, among RewardTV, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes due 2016 (incorporated herein by reference to Exhibit 4.5 to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended September 30, 2008 (File No. 333-142546))

Exhibit No.	Description

4.4(i)	Eighth Supplemental Indenture, dated as of September 24, 2008, among ACNielsen eRatings.com, an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes due 2016 (incorporated herein by reference to Exhibit 4.7 to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended September 30, 2008 (File No. 333-142546))

4.4(j)	Ninth Supplemental Indenture, dated as of February 13, 2009, among AGB Nielsen Media Research B.V., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes due 2016 (incorporated herein by reference to Exhibit 4.6(j) to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended March 31, 2009 (File No. 333-142546))

4.4(k)	Tenth Supplemental Indenture, dated as of May 21, 2009, among The Cambridge Group, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co. and Law Debenture Trust Company of New York, as Trustee for U.S. Dollar denominated 12 1/2% Senior Subordinated Discount Notes due 2016 (incorporated herein by reference to Exhibit 4.6(k) to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended June 30, 2009 (File No. 333-142546))

4.4(l)	Eleventh Supplemental Indenture, dated as of December 31, 2010, among The Nielsen Company (Luxembourg) S.à r.l., an affiliate of Nielsen Finance LLC and Nielsen Finance Co. and Law Debenture Trust Company of New York, as Trustee, for U.S. Dollar denominated 12 ½% Senior Subordinated Discount Notes due 2016 (incorporated herein by reference to Exhibit 4.1(a) to the Form 8-K of The Nielsen Company B.V. filed on January 5, 2011 (File No. 333-142546))

4.4(m)	Twelfth Supplemental Indenture, dated as of December 31, 2010, among Hamilton Hes Limited in the process of changing its name to The Nielsen Company Finance (Ireland) Limited, an affiliate of Nielsen Finance LLC and Nielsen Finance Co. and Law Debenture Trust Company of New York, as Trustee, for U.S. Dollar denominated 12 ½% Senior Subordinated Discount Notes due 2016 (incorporated herein by reference to Exhibit 4.1(b) to the Form 8-K of The Nielsen Company B.V. filed on January 5, 2011 (File No. 333-142546))

4.5(a)	Amended and Restated Trust Deed, dated October 29, 2002, by and between VNU N.V. and Deutsche Trustee Company Limited relating to the VNU N.V. €200,000,000 Euro Medium Term Note Programme (incorporated herein by reference to Exhibit 4.8(a) to Amendment No. 1 to the Registration Statement of The Nielsen Company B.V. on Form S-4 filed on June 21, 2007 (File No. 333-142546))

4.5(b)	Supplemental Trust Deed, dated October 27, 2003, by and between VNU N.V. and Deutsche Trustee Company Limited relating to the €250,000,000 Euro Medium Term Note Programme (incorporated herein by reference to Exhibit 4.8(b) to Amendment No. 1 to the Registration Statement of The Nielsen Company B.V. on Form S-4 filed on June 21, 2007 (File No. 333- 142546))

4.6(a)	Indenture, dated as of January 27, 2009, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors and Law Debenture Trust Company of New York for the 11.625% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.1(a) to the Form 8-K of The Nielsen Company B.V. filed on January 28, 2009 (File No. 333-142546))

4.6(b)	First Supplemental Indenture, dated as of February 13, 2009, among AGB Nielsen Media Research B.V., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 11.625% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.9(a) to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended March 31, 2009 (File No. 333-142546))

Exhibit No.	Description

4.6(c)	Second Supplemental Indenture, dated as of May 21, 2009, among The Cambridge Group, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co. and Law Debenture Trust Company of New York, as Trustee for U.S. Dollar denominated 11.625% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.9(b) to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended June 30, 2009 (File No. 333-142546))

4.6(d)	Third Supplemental Indenture, dated as of August 19, 2009, among ACNielsen eRatings.com, an affiliate of Nielsen Finance LLC, and Nielsen Finance Co., and Law Debenture Trust Company of New York, as trustee for the 11.625% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.9(c) to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended September 30, 2009 (File No. 333-142546))

4.6(e)	Fourth Supplemental Indenture, dated as of December 31, 2010, among The Nielsen Company (Luxembourg) S.à r.l., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as trustee for the 11.625% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.2(a) to the Form 8-K of The Nielsen Company B.V. filed on January 5, 2011 (File No. 333-142546))

4.6(f)	Fifth Supplemental Indenture, dated as of December 31, 2010, among Hamilton Hes Limited in the process of changing its name to The Nielsen Company Finance (Ireland) Limited, an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as trustee for the 11.625% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.2(b) to the Form 8-K of The Nielsen Company B.V. filed on January 5, 2011 (File No. 333-142546))

4.7(a)	Indenture, dated as of May 1, 2009, among Nielsen Finance LLC and Nielsen Finance Co. and Law Debenture Trust Company of New York, as Trustee for the 11 1/2% Senior Notes due 2016 (incorporated herein by reference to Exhibit 4.1(a) to the current report on Form 8-K of The Nielsen Company B.V. filed on May 1, 2009 (File No. 333-142546))

4.7(b)	First Supplemental Indenture, dated as of May 21, 2009, among The Cambridge Group, Inc, an affiliate of Nielsen Finance LLC and Nielsen Finance Co. and Law Debenture Trust Company of New York, as Trustee for the 11 1/2% Senior Notes due 2016 (incorporated herein by reference to Exhibit 4.10(a) to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended June 30, 2009, incorporated herein by reference (File No. 333-142546))

4.7(c)	Second Supplemental Indenture, dated as of August 19, 2009, among ACNielsenRatings.com, an affiliate of Nielsen Finance LLC, and Nielsen Finance Co., and Law Debenture Trust Company of New York, as trustee for the 11 1/2% Senior Notes due 2016 (incorporated herein by reference to Exhibit 4.10(b) to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended September 30, 2009, incorporated herein by reference (File No. 333-142546))

4.7(d)	Third Supplemental Indenture, dated as of December 31, 2010, among The Nielsen Company (Luxembourg) S.à r.l., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as trustee for the 11 ½% Senior Notes due 2016 (incorporated herein by reference to Exhibit 4.3(a) to the Form 8-K of The Nielsen Company B.V. filed on January 5, 2011 (File No. 333-142546))

4.7(e)	Fourth Supplemental Indenture, dated as of December 31, 2010, among Hamilton Hes Limited in the process of changing its name to The Nielsen Company Finance (Ireland) Limited, an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as trustee for the 11 ½% Senior Notes due 2016 (incorporated herein by reference to Exhibit 4.3(b) to the Form 8-K of The Nielsen Company B.V. filed on January 5, 2011 (File No. 333-142546))

Exhibit No.	Description

4.8(a)

Indenture, dated as of October 12, 2010, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors and Law Debenture Trust Company of New York (incorporated herein by reference to Exhibit 4.1(a) to the Form 8-K of The Nielsen Company B.V. filed on October 14, 2010 (File No. 333-142546))

4.8(b)	Registration Rights Agreement, dated as of October 12, 2010, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors (as defined therein), Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated (incorporated herein by reference to Exhibit 4.1(a) to the Form 8-K of The Nielsen Company B.V. filed on October 14, 2010 (File No. 333-142546))

4.8(c)	First Supplemental Indenture, dated as of November 9, 2010, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors and Law Debenture Trust Company of New York (incorporated herein by reference to Exhibit 4.1(a) to the Form 8-K of The Nielsen Company B.V. filed on October 14, 2010 (File No. 333-142546))

4.8(d)	Registration Rights Agreement, dated as of November 9, 2010, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors (as defined therein), and J.P. Morgan Securities LLC (incorporated herein by reference to Exhibit 4.1(a) to the Form 8-K of The Nielsen Company B.V. filed on October 14, 2010 (File No. 333-142546))

4.8(e)	Second Supplemental Indenture, dated as of December 31, 2010, among The Nielsen Company (Luxembourg) S.à r.l., an affiliate of Nielsen Finance LLC and Nielsen Finance Co. and Law Debenture Trust Company of New York (incorporated herein by reference to Exhibit 4.4(a) to the Form 8-K of The Nielsen Company B.V. filed on January 5, 2011 (File No. 333-142546))

4.8(f)	Third Supplemental Indenture, dated as of December 31, 2010, among Hamilton Hes Limited in the process of changing its name to The Nielsen Company Finance (Ireland) Limited, an affiliate of Nielsen Finance LLC and Nielsen Finance Co. and Law Debenture Trust Company of New York (incorporated herein by reference to Exhibit 4.4(b) to the Form 8-K of The Nielsen Company B.V. filed on January 5, 2011 (File No. 333-142546))

4.9(a)	Form of Indenture between Nielsen Holdings N.V. and the trustee, relating to the Mandatory Convertible Subordinated Bonds

5.1*	Opinion of Clifford Chance LLP

5.2*	Opinion of Simpson Thacher & Bartlett LLP

10.1	Form of Amended and Restated Shareholders’ Agreement regarding Nielsen Holdings N.V., among AlpInvest, Blackstone, Carlyle, Hellman & Friedman, KKR, Thomas H. Lee Partners, Valcon Acquisition Holding (Luxembourg) S.à r.l., Nielsen Holdings N.V., Valcon Acquisition B.V. and The Nielsen Company B.V.

10.2	Advisory Agreement, dated as of July 31, 2006, by and among ACN Holdings Inc. and Valcon Acquisition B.V. (incorporated herein by reference to Exhibit 10.3 to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on May 2, 2007 (File No. 333-142546))

10.3	Advisory Agreement, dated as of July 31, 2006, by and among VNU Inc. and Valcon Acquisition B.V. (incorporated herein by reference to Exhibit 10.4 to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on May 2, 2007 (File No. 333-142546))

10.4(a)	Employment Agreement, dated as of August 22, 2006, by and among David L. Calhoun, Valcon Acquisition Holding (Luxembourg) S.à r.l. and VNU, Inc. (incorporated herein by reference to Exhibit 10.5(a) to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on May 2, 2007 (File No. 333-142546))

Exhibit No.	Description

10.4(b)	Side Letter to the Employment Agreement of David L. Calhoun, dated as of August 22, 2006 (incorporated herein by reference to Exhibit 10.5(b) to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on May 2, 2007 (File No. 333-142546))

10.4(c)	Employment Agreement, as amended and restated, dated as of December 15, 2008, by and among David L. Calhoun, Valcon Acquisition Holding (Luxembourg) S.à r.l. and TNC (US) Holdings, Inc. (incorporated herein by reference to Exhibit 10.5(c) to the Annual Report on Form 10-K of The Nielsen Company B.V. for the year ended December 31, 2008 (File No. 333-142546))

10.5	Employment Arrangement, dated December 4, 2006, between VNU Group B.V. and Susan D. Whiting (incorporated herein by reference to Exhibit 10.6 to Amendment No. 1 to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on June 21, 2007 (File No. 333-142546))

10.6(a)	Form of Severance Agreement (incorporated herein by reference to Exhibit 10.10(b) to Amendment No. 1 to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on June 21, 2007 (File No. 333-142546))

10.6(b)	Severance Agreement, dated as of February 2, 2007, by and between VNU Group B.V., VNU, Inc. and Susan D. Whiting (incorporated herein by reference to Exhibit 10.10(c) to Amendment No. 1 to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on June 21, 2007 (File No. 333-142546))

10.6(c)	Restricted Stock Unit Award Agreement, dated as of January 15, 2007, between Valcon Acquisition Holding B.V. and Susan D. Whiting (incorporated herein by reference to Exhibit 10.10(d) to Amendment No. 1 to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on June 21, 2007 (File No. 333-142546))

10.6(d)	Stock Option Agreement, dated as of February 2, 2007, between Valcon Acquisition Holding B.V. and Susan D. Whiting (incorporated herein by reference to Exhibit 10.10(e) to Amendment No. 1 to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on June 21, 2007 (File No. 333- 142546))

10.6(e)	Sale Participation Agreement, dated as of February 2, 2007, between Valcon Acquisition Holding B.V. and Susan D. Whiting (incorporated herein by reference to Exhibit 10.10(f) to Amendment No. 1 to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on June 21, 2007 (File No. 333- 142546))

10.6(f)	Management Stockholder’s Agreement, dated as of February 2, 2007, between Valcon Acquisition Holding B.V., Valcon Acquisition Holding (Luxembourg) S.à r.l. and Susan D. Whiting (incorporated herein by reference to Exhibit 10.10(g) to Amendment No. 1 to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on June 21, 2007 (File No. 333-142546))

10.6(g)	Restricted Stock Unit Award Agreement, dated as of June 19, 2009, between Valcon Acquisition Holding B.V. and Mitchell Habib (incorporated herein by reference to Exhibit 10.10(h) to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended June 30, 2009 (File No. 333-142546))

10.7(a)	VNU Excess Plan, as amended and restated, effective April 1, 2002 (incorporated herein by reference to Exhibit 10.12(a) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 of The Nielsen Company B.V. filed on June 21, 2007 (File No. 333-142546))

10.7(b)	Amendment to the VNU Excess Plan, effective August 31, 2006 (incorporated herein by reference to Exhibit 10.12(b) to Amendment No. 1 to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on June 21, 2007 (File No. 333-142546))

Exhibit No.	Description

10.7(c)	Second Amendment to the VNU Excess Plan, effective January 23, 2007 (incorporated herein by reference to Exhibit 10.12(c) to Amendment No. 1 to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on June 21, 2007 (File No. 333-142546))

10.8(a)	VNU Deferred Compensation Plan, dated April 1, 2003 (incorporated herein by reference to Exhibit 10.13(a) to Amendment No. 1 to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on June 21, 2007 (File No. 333-142546))

10.8(b)	Amendment to VNU, ACNielsen Corporation and VNU USA, Inc. Deferred Compensation Plan, dated May 10, 2006 (incorporated herein by reference to Exhibit 10.13(b) to Amendment No. 1 to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on June 21, 2007 (File No. 333-142546))

10.8(c)	The Nielsen Company Deferred Compensation Plan, as amended and restated, effective October 28, 2008 (incorporated herein by reference to Exhibit 10.13(c) to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended September 30, 2008, incorporated herein by reference (File No. 333-142546))

10.9(a)	2006 Stock Acquisition and Option Plan for Key Employees of Valcon Acquisition Holding B.V. and its Subsidiaries, as amended and restated, effective February 8, 2008 (incorporated herein by reference to Exhibit 10.14 to the Form 10-K of The Nielsen Company B.V. filed on March 31, 2008 (File No. 333-142546))

10.9(b)	2006 Stock Acquisition and Option Plan for Key Employees of Valcon Acquisition Holding B.V. and its Subsidiaries, as amended and restated, effective February 25, 2010 (incorporated herein by reference to Exhibit 10.14(b) to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended March 31, 2010 (File No. 333-142546))

10.10	Form of Management Stockholder’s Agreement (incorporated herein by reference to Exhibit 10.15 to the Form 10-K of The Nielsen Company B.V. filed on March 31, 2008 (File No. 333-142546))

10.11	Form of Sale Participation Agreement (incorporated herein by reference to Exhibit 10.16 to the Form 10-K of The Nielsen Company B.V. filed on March 31, 2008 (File No. 333-142546))

10.12	Form of Stock Option Agreement (incorporated herein by reference to Exhibit 10.17 to the Form 10-K of The Nielsen Company B.V. filed on March 31, 2008 (File No. 333-142546))

10.13	Form of Offer Letter, dated October 24, 2006, by and between VNU and James W. Cuminale (incorporated herein by reference to Exhibit 10.18 to the Form 10-K of The Nielsen Company B.V. filed on March 31, 2008 (File No. 333-142546))

10.14	Form of Offer Letter, dated February 20, 2007, by and between The Nielsen Company B.V. and Brian J. West (incorporated herein by reference to Exhibit 10.19 to the Form 10-K of The Nielsen Company B.V. filed on March 31, 2008 (File No. 333-142546))

10.15	Form of Offer Letter, dated March 22, 2007, by and between The Nielsen Company B.V. and Mitchell J. Habib (incorporated herein by reference to Exhibit 10.20 to the Form 10-K of The Nielsen Company B.V. filed on March 31, 2008 (File No. 333-142546))

10.16(a)†	Amended and Restated Master Services Agreement, effective as of October 1, 2007, by and between Tata America International Corporation & Tata Consultancy Services Limited and ACNielsen (US), Inc.

10.16(b)†	Amendment Number 1 to the Amended and Restated Master Services Agreement, effective as of March 31, 2008, by and between Tata America International Corporation, Tata Consultancy Services Limited and ACNielsen (US), Inc.

Exhibit No.	Description

10.16(c)	Amendment Number 2 to the Amended and Restated Master Services Agreement, effective as of October 31, 2007, by and between Tata America International Corporation, Tata Consultancy Services Limited and ACNielsen (US), Inc.

10.16(d)†	Amendment Number 3 to the Amended and Restated Master Services Agreement, effective as of May 11, 2009, by and between Tata America International Corporation, Tata Consultancy Services Limited and ACNielsen (US), Inc.

10.17(a)	Severance Agreement, dated as of June 4, 2007, by and between The Nielsen Company B.V., The Nielsen Company (US), Inc. and Itzhak Fisher (incorporated herein by reference to Exhibit 10.22(a) to Form 10-K of The Nielsen Company B.V. filed on March 27, 2009 (File No. 333-142546))

10.17(b)	Stock Option Agreement, dated as of June 4, 2007, between Valcon Acquisition Holding B.V. and Pereg Holdings LLC (incorporated herein by reference to Exhibit 10.22(b) to Form 10-K of The Nielsen Company B.V. filed on March 27, 2009 (File No. 333-142546))

10.17(c)	Rollover Stock Option Agreement, dated as of June 4, 2007, between Valcon Acquisition Holding B.V. and Pereg Holdings LLC (incorporated herein by reference to Exhibit 10.22(c) to Form 10-K of The Nielsen Company B.V. filed on March 27, 2009 (File No. 333-142546))

10.17(d)	Sale Participation Agreement, dated as of June 4, 2007, Valcon Acquisition Holding B.V., Pereg Holdings LLC and Itzhak Fisher (incorporated herein by reference to Exhibit 10.22(d) to Form 10-K of The Nielsen Company B.V. filed on March 27, 2009 (File No. 333-142546))

10.17(e)	Management Stockholder’s Agreement, dated as of June 4, 2007, between Valcon Acquisition Holding B.V., Valcon Acquisition Holding (Luxembourg) S.à r.l, Pereg Holdings LLC and Itzhak Fisher (incorporated herein by reference to Exhibit 10.22(e) to Form 10-K of The Nielsen Company B.V. filed on March 27, 2009 (File No. 333-142546))

10.18	Form of Offer Letter, dated as of February 27, 2009, by and between The Nielsen Company B.V. and Itzhak Fisher (incorporated herein by reference to Exhibit 10.23 to Form 10-K of The Nielsen Company B.V. filed on March 27, 2009 (File No. 333-142546))

10.19(a)	Form of Centerview Stock Option Agreement (incorporated herein by reference to Exhibit 10.22(f) to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended June 30, 2009, incorporated herein by reference (File No. 333-142546))

10.19(b)	Form of Stock Option Agreement (incorporated herein by reference to Exhibit 10.24(b) to the quarterly report on Form 10-Q of The Nielsen Company B.V. for the fiscal quarter ended March 31, 2010 (File No. 333-142546))

10.20	Form of Offer Letter, dated May 8, 2007, by and between The Nielsen Company B.V. and Roberto Llamas

10.21	Investment Agreement regarding Valcon Acquisition Holding (Luxembourg) S.á r.l., made as of November 6, 2006, among each of the AlpInvest Funds, each of the Blackstone Funds, each of the Carlyle Funds, each of the Hellman & Friedman Funds, each of the KKR Funds, each of the Thomas H. Lee Funds (all as listed on Schedule 1 thereto), Valcon Acquisition Holding (Luxembourg) S.A.R.L. and Centerview Partners Holdings L.L.C. (incorporated herein by reference to Exhibit 10.2 to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on May 2, 2007 (File No. 333-142546))

10.22	Management Stockholder’s Agreement, dated as of November 22, 2006, between Valcon Acquisition Holding B.V., Valcon Acquisition Holding (Luxembourg) S.à r.l and David L. Calhoun

Exhibit No.	Description

10.23	Form of Termination Protection Agreement (incorporated herein by reference to Exhibit 10.11 to Amendment No. 1 to the Registration Statement on Form S-4 of The Nielsen Company B.V. filed on June 21, 2007 (File No. 333-142546))

10.24	Nielsen Holdings 2010 Stock Incentive Plan for Nielsen Holdings B.V. and its Subsidiaries

10.25	Nielsen Holdings Executive Annual Incentive Plan for Nielsen Holdings B.V. and its Subsidiaries

10.26	Form of Stock Option Agreement

10.27	Form of Restricted Stock Unit Award Agreement

10.28	Form of Registration Rights Agreement among Nielsen Holdings N.V., Valcon Acquisition Holding (Luxembourg) S.à r.l., AlpInvest Partners CS Investments 2006 C.V., Blackstone Capital Partners (Cayman) V L.P., Carlyle Partners IV Cayman, L.P., Hellman & Friedman Capital Partners V (Cayman), L.P., KKR VNU (Millennium) Limited, THL Fund VI Alternative Corp. and Centerview Partners Holdings L.L.C.

10.29	Stock Option Agreement, dated as of November 22, 2006, between Valcon Acquisition Holding B.V. and David L. Calhoun

10.30	Amendment No. 1, dated as of October 27, 2010, to the Management Stockholders’ Agreement by and among Nielsen Holdings B.V. (f/k/a Valcon Acquisition Holding B.V. a private company with limited liability incorporated under the laws of The Netherlands, Valcon Acquisition Holding (Luxembourg) S.à.r.l., a private limited company incorporated under the laws of Luxembourg and David L. Calhoun (incorporated herein by reference to Exhibit 10.2 to the Form 10-Q of The Nielsen Company B.V. filed on October 27, 2010 (File No. 333-142546))

10.31	Second Amended and Restated Employment Agreement, dated as of October 27, 2010, by and among David L. Calhoun and Nielsen Holdings, The Nielsen Company B.V., a Netherlands corporation, and TNC (US) Holdings, Inc. (formerly VNU, Inc.), a Delaware corporation (incorporated herein by reference to Exhibit 10.3 to the Form 10-Q of The Nielsen Company B.V. filed on October 27, 2010 (File No. 333-142546))

12.1	Computation of Ratio of Earnings to fixed charges for the nine months ended September 30, 2010, the years ended December 31, 2009, 2008, 2007 and 2005 and the periods January 1, 2006 to May 23, 2006 and May 24, 2006 to December 31, 2006

21.1	Nielsen Holdings N.V. Active Subsidiaries

23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm

23.2(a)	Consent of David L. Calhoun to be named as a director nominee

23.2(b)	Consent of Richard J. Bressler to be named as a director nominee

23.2(c)	Consent of Simon E. Brown to be named as a director nominee

23.2(d)	Consent of Karen M. Hoguet to be named as a director nominee

23.2(e)	Consent of James M. Kilts to be named as a director nominee

23.2(f)	Consent of Iain Leigh to be named as a director nominee

23.2(g)	Consent of Eliot P.S. Merrill to be named as a director nominee

23.2(h)	Consent of Robert Pozen to be named as a director nominee

23.2(i)	Consent of Robert Reid to be named as a director nominee

23.2(j)	Consent of Javier G. Teruel to be named as a director nominee

Exhibit No.	Description

23.3	Consent of Clifford Chance LLP (included in Exhibit 5.1)

24.1	Powers of Attorney of the Directors and Officers of the Registrant (included on signature pages)

25.1	Form T-1

*	Filed herewith.
†	Certain portions have been omitted in accordance with a request for confidential treatment that the Company has submitted to the SEC. Omitted information has been filed separately with the SEC.